Weave Announces Fourth Quarter and Full Year 2024 Financial Results

•Fourth quarter total revenue of $54.2 million, up 18.6% year over year
•Full year total revenue of $204.3 million, up 19.9% year over year
•Fourth quarter GAAP operating loss of $7.4 million, an improvement of $0.6 million year over year
•Fourth quarter Non-GAAP operating income of $1.8 million, an improvement of $3.5 million year over year
•Full year GAAP operating loss of $31.4 million, an improvement of $3.0 million year over year
•Full year Non-GAAP operating income of $0.8 million, an improvement of $12.4 million year over year
•Fourth quarter net cash provided by operating activities of $6.7 million, up from net cash provided by operating activities of $3.7 million last year
•Fourth quarter free cash flow of $6.1 million, up from free cash flow of $2.9 million last year
•Full year net cash provided by operating activities of $14.1 million, up from net cash provided by operating activities of $10.2 million last year
•Full year free cash flow of $10.4 million, up from free cash flow of $6.5 million last year
LEHI, Utah—February 20, 2025 – Weave (NYSE: WEAV), a leading all-in-one customer experience and payments software platform for small and medium-sized healthcare businesses, today announced its financial results for the fourth quarter and full year ended December 31, 2024.

“Weave delivered another excellent quarter and year, with improvements in gross margin, cash flow, and operating income (loss)—highlighting continued strong demand from the market and improvements in our operating model,” said CEO Brett White. “In 2025, we expect to continue to make strategic investments in medical vertical markets, mid-market, partnerships, AI, and payments, building on our 2024 momentum to expand our market leadership and unlock new revenue opportunities for the years ahead.”
Fourth Quarter 2024 Financial Highlights
•    Total revenue was $54.2 million, representing an 18.6% year-over-year increase compared to $45.7 million in the fourth quarter of 2023.
•    GAAP gross margin was 72.1%, compared to a GAAP gross margin of 69.1% in the fourth quarter of 2023.
•    Non-GAAP gross margin was 72.6%, compared to a non-GAAP gross margin of 69.7% in the fourth quarter of 2023.
•    GAAP loss from operations was $7.4 million, compared to a GAAP loss from operations of $8.0 million in the fourth quarter of 2023.
•    Non-GAAP income from operations was $1.8 million, compared to a non-GAAP loss from operations of $1.7 million in the fourth quarter of 2023.
•    GAAP net loss was $6.7 million, or $0.09 per share, compared to a GAAP net loss of $7.0 million, or $0.10 per share, in the fourth quarter of 2023.

•    Non-GAAP net income was $2.4 million, or $0.03 per share, compared to a non-GAAP net loss of $0.8 million, or $0.01 per share, in the fourth quarter of 2023.
•    Net cash provided by operating activities was $6.7 million, compared to net cash provided by operating activities of $3.7 million in the fourth quarter of 2023.
•    Free cash flow was $6.1 million, compared to $2.9 million in the fourth quarter of 2023.
Full Year 2024 Financial Highlights
•Total revenue was $204.3 million, representing a 19.9% year-over-year increase compared to $170.5 million in 2023.
•GAAP loss from operations was $31.4 million, compared to a GAAP loss from operations of $34.4 million in 2023.
•Non-GAAP income from operations was $0.8 million, compared to a non-GAAP loss from operations of $11.5 million in 2023.
•GAAP net loss was $28.3 million, or $0.40 per share, compared to a GAAP net loss of $31.0 million, or $0.46 per share, in 2023.
•Non-GAAP net income was $3.9 million, or $0.05 per share, compared to a non-GAAP net loss of $8.2 million, or $0.12 per share, in 2023.
•Net cash provided by operating activities was $14.1 million, up $3.9 million from net cash provided by operating activities of $10.2 million in 2023.
•    Free cash flow was $10.4 million, up $3.9 million from free cash flow of $6.5 million in 2023.
•Dollar-Based Net Retention Rate (NRR) was 98% as of December 31, 2024.
•    Dollar-Based Gross Retention Rate (GRR) was 91% as of December 31, 2024.
•    Cash and cash equivalents plus short-term investments was $99.1 million as of December 31, 2024.
•Added 3,995 net new customer locations in 2024 and had 34,997 total customer locations as of December 31, 2024.
Recent Business Highlights
•Integrations with practice management systems enhance our product-market fit and increase the value of the Weave platform to our customers. We launched new integrations with Prompt, the leading software for rehab therapy practices, and Practice Fusion, a top cloud-based Electronic Health Records (EHR) platform serving specialties like family medicine, internal medicine, and pediatrics. These integrations enable specialty medical practices to seamlessly manage patient interactions and office operations, enhancing efficiency, streamlining workflows, and delivering exceptional patient care.
Financial First Quarter and Full Year 2025 Outlook
The company expects to achieve the following financial results for the three months ending March 31, 2025 and the full year ending December 31, 2025:

	First Quarter	Full Year
(in millions)
Total revenue	$54.0 - $55.0	$232.0 - $237.0
Non-GAAP income (loss) from operations	$(0.7) - $0.3	$2.0 - $6.0
Weighted average share count	73.8	75.9
The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Non-GAAP income (loss) from operations excludes estimates for, among other things, stock-based compensation expense. A reconciliation of this non-GAAP financial guidance measure to a corresponding GAAP financial guidance measure is not available on a forward-looking basis because we do not provide guidance on GAAP income (loss) from operations and are not able to present the various reconciling cash and non-cash items between GAAP income (loss) from operations and non-GAAP income (loss) from operations without unreasonable effort. In particular, stock-based compensation expense is impacted by our future hiring and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and are subject to change. The actual amount of these expenses during 2025 will have a significant impact on our future GAAP financial results.
Webcast
The company will host a conference call and webcast for analysts and investors on Thursday, February 20, 2025, beginning at 4:30 p.m. EST.
Individuals interested in listening to the conference call may do so by dialing (412) 902-1020 or toll-free at (877) 502-7186. Please reference the following conference ID: 13751685. The live webcast and a webcast replay of the conference call can be accessed from the investor relations page of Weave’s website at investors.getweave.com.
About Weave
Weave is a leading all-in-one customer experience and payments software platform for small and medium-sized healthcare businesses. From the first phone call to the final invoice and every touchpoint in between, Weave connects the entire patient journey. Weave’s software solutions transform how healthcare practices attract, communicate with, and engage patients and clients to grow their business. Weave seamlessly integrates billing and payment requests into communication workflows, streamlining payment timelines, reducing accounts receivable, and supporting practice profitability. In the past year, Weave has been named an Inc. Power Partner, a G2 leader in Patient Relationship Management software, and a Top 50 Product for Small Business. To learn more, visit getweave.com/newsroom.
Forward-Looking Statements
This press release and the accompanying conference call contain forward-looking statements including, among others, current estimates of first quarter and full year 2025 revenue and non-GAAP income (loss) from operations, statements regarding our investment plans, and the expected benefits therefrom, in the quotes of our Chief Executive Officer.
These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to attract new customers, retain existing customers and increase our customers’ use of our platform; our ability to manage our growth; the impact of unfavorable economic conditions and macroeconomic uncertainties on our company; our ability to maintain and enhance our brand and increase market awareness of our company, platform and products; customer adoption of our platform and products and enhancements thereto; customer acquisition costs and sales and marketing strategies; our ability to achieve profitability in any future period; competition; our ability to enhance our platform and products; interruptions in service; and the risks described in the filings we make from time to time with the Securities and Exchange Commission (SEC), including the risks described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended September 30, 2024, filed with the SEC on November 8, 2024, which should be read in conjunction with our financial results and forward-looking statements and is available on the SEC Filings section of the Investor Relations page of our website at investors.getweave.com.
All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Channels for Disclosure of Information
Weave Communications uses the investor relations page on our website, blog posts on our website, press releases, public conference calls, webcasts, our X (Twitter) feed (@getweave), our Facebook page, and our LinkedIn page as the means of complying with our disclosure obligations under Regulation FD. We encourage investors, the media, and others to follow the channels listed above, in addition to following Weave Communications’ press releases, SEC filings, and public conference calls and webcasts, and to review the information disclosed through such channels.
Supplemental Financial Information
Dollar-Based Net Revenue Retention (NRR)
For retention rate calculations, we use adjusted monthly revenue (AMR), which is calculated for each location as the sum of (i) the subscription component of revenue for each month and (ii) the average of the trailing three-month recurring payments revenue. To calculate our NRR, we first identify the cohort of locations (the Base Locations) that were active in a particular month (the Base Month). We then divide AMR for the Base Locations in the same month of the subsequent year (the Comparison Month), by AMR in the Base Month to derive a monthly NRR. We derive our annual NRR as of any date by taking a weighted average of the monthly net retention rates over the trailing twelve months before such date.
Dollar-Based Gross Revenue Retention (GRR)
To calculate our GRR, we first identify the cohort of locations (the Base Locations) that were under subscription in a particular month (the Base Month). We then calculate the effect of reductions in revenue from customer location terminations by measuring the amount of AMR in the Base Month for Base Locations still under subscription twelve months subsequent to the Base Month (Remaining AMR). We then divide the Remaining AMR for the Base Locations by AMR in the Base Month for the Base Locations to derive a monthly gross retention rate. We calculate GRR as of any date by taking a weighted average of the monthly gross retention rates over the trailing twelve months prior to such date. GRR reflects the effect of customer locations that terminate their subscriptions, but does not reflect changes in revenue due to revenue expansion, revenue contraction, or the addition of new customer locations.
Number of Locations
We measure locations as the total number of customer locations under subscription active on the Weave platform as of the end of each month. A single organization or customer with multiple divisions, segments, offices or subsidiaries is counted as multiple locations if they have entered into subscriptions for each location.
As a reminder, we only provide customer location information on an annual basis with annual and fourth quarter results and do not provide this information with financial statements or earnings releases covering interim periods.

Non-GAAP Financial Measures
In this press release, Weave Communications has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). We disclose the following historical non-GAAP financial measures in this press release: non-GAAP net income (loss), non-GAAP net income (loss) margin, non-GAAP net income (loss) per share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP income (loss) from operations margin, Adjusted EBITDA and free cash flow. We use these non-GAAP financial measures internally to analyze our financial results and evaluate our ongoing operational performance. We believe that these non-GAAP financial measures provide an additional tool for investors to use in understanding and evaluating ongoing operating results and trends in the same manner as our management and board of directors. Our use of these non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because of these and other limitations, you should consider these non-GAAP financial measures along with other GAAP-based financial performance measures, including various cash flow metrics, operating income (loss), net income (loss), and our GAAP financial results. We have provided a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures in the tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP net income (loss), non-GAAP net income (loss) margin and non-GAAP net income (loss) per share
We define non-GAAP net income (loss) as GAAP net loss adjusted to exclude stock-based compensation expense, and non-GAAP net income (loss) margin as non-GAAP net income (loss) as a percentage of revenue. Non-GAAP net income (loss) per share is calculated as non-GAAP net income (loss) divided by the diluted weighted average shares outstanding.
Non-GAAP gross profit and non-GAAP gross margin
We define non-GAAP gross profit as GAAP gross profit adjusted to exclude stock-based compensation expense, and non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP operating expenses
We define non-GAAP operating expenses, in the aggregate or its individual components (i.e., sales and marketing, research and development or general and administrative), as the applicable GAAP operating expenses adjusted to exclude the applicable stock-based compensation expense.
Non-GAAP income (loss) from operations and non-GAAP income (loss) from operations margin
We define non-GAAP income (loss) from operations as GAAP loss from operations less stock-based compensation expense, and non-GAAP income (loss) from operations margin as non-GAAP income (loss) from operations as a percentage of revenue.
Adjusted EBITDA
We define EBITDA as earnings before interest expense, interest income, other income/expense, provision for income taxes, depreciation, and amortization. Our depreciation adjustment includes depreciation on operating fixed assets and we do not adjust for amortization of finance lease right-of-use assets on phone hardware provided to our customers. Our amortization adjustment includes the amortization of capitalized costs from both internal-use software development and cloud computing arrangements. We further adjust EBITDA to exclude stock-based compensation expense, a non-cash item. We believe that Adjusted EBITDA provides management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations. Additionally, management uses Adjusted EBITDA to measure our financial and operational performance and prepare our budgets.
Free cash flow
We define free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized internal-use software costs. We believe that free cash flow is a useful indicator of liquidity that provides useful information to management and investors, even if negative, as it provides information about the amount of cash consumed by our combined operating and investing activities. For example, as free cash flow has in the past been negative, we have needed to access cash reserves or other sources of capital for these investments.
The foregoing non-GAAP financial measures have a number of limitations. For example, the non-GAAP financial information presented above may be determined or calculated differently by other companies and may not be directly comparable to that of other companies. In addition, free cash flow does not reflect our future contractual commitments and the total increase or decrease of our cash balance for a given period. Further, Adjusted EBITDA excludes some costs, namely, non-cash stock-based compensation expense. Therefore, Adjusted EBITDA does not reflect the non-cash impact of stock-based compensation expense or working capital needs that will continue for the foreseeable future. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools.
Investor Relations Contact
Mark McReynolds
Head of Investor Relations
ir@getweave.com

Media Contact
Natalie House
Senior Director of Content & Communications
pr@getweave.com

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands except share amounts)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$51,596	$50,756
Short-term investments	47,534	58,088
Accounts receivable, net	3,743	3,511
Deferred contract costs, net	11,568	10,547
Prepaid expenses and other current assets	6,298	6,876
Total current assets	120,739	129,778
Non-current assets:
Property and equipment, net	8,443	9,922
Operating lease right-of-use assets	37,516	41,318
Finance lease right-of-use assets	10,650	10,351
Deferred contract costs, net, less current portion	9,487	8,622
Other non-current assets	2,091	1,021
TOTAL ASSETS	$188,926	$201,012
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,276	$5,171
Accrued liabilities	17,638	18,491
Deferred revenue	39,987	38,850
Current portion of operating lease liabilities	4,119	3,821
Current portion of finance lease liabilities	6,600	6,520
Total current liabilities	76,620	72,853
Non-current liabilities:
Operating lease liabilities, less current portion	38,961	43,080
Finance lease liabilities, less current portion	6,377	6,122
Total liabilities	121,958	122,055
Stockholders' equity:
Preferred stock, $0.00001 par value per share; 10,000,000 shares authorized, zero shares issued and outstanding as of December 31, 2024 and 2023	—	—
Common stock, $0.00001 par value per share; 500,000,000 shares authorized as of December 31, 2024 and 2023, respectively, 73,225,253 and 70,116,357 shares issued and outstanding as of December 31, 2024 and 2023, respectively	—	—
Additional paid-in capital	358,549	341,514
Accumulated deficit	(291,013)	(262,667)
Accumulated other comprehensive income (loss)	(568)	110
Total stockholders' equity	66,968	78,957
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$188,926	$201,012

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$54,169	$45,692	$204,314	$170,468
Cost of revenue	15,125	14,111	58,432	54,377
Gross profit	39,044	31,581	145,882	116,091
Operating expenses:
Sales and marketing	21,934	18,291	84,612	70,765
Research and development	10,760	9,133	40,231	34,040
General and administrative	13,723	12,150	52,452	45,652
Total operating expenses	46,417	39,574	177,295	150,457
Loss from operations	(7,373)	(7,993)	(31,413)	(34,366)
Other income (expense):
Interest income	479	639	1,851	2,196
Interest expense	(400)	(438)	(1,523)	(1,923)
Other income, net	650	865	2,928	3,322
Loss before income taxes	(6,644)	(6,927)	(28,157)	(30,771)
Provision for income taxes	(67)	(112)	(189)	(260)
Net loss	$(6,711)	$(7,039)	$(28,346)	$(31,031)
Net loss per share - basic and diluted	$(0.09)	$(0.10)	$(0.40)	$(0.46)
Weighted-average common shares outstanding - basic and diluted	72,858,040	69,715,329	71,656,892	67,694,978

WEAVE COMMUNICATIONS, INC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,711)	$(7,039)	$(28,346)	$(31,031)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	2,848	3,032	11,517	12,001
Amortization of operating right-of-use assets	1,002	974	3,951	3,831
Provision for losses on accounts receivable	624	318	1,867	1,164
Amortization of deferred contract costs	3,426	3,187	13,418	12,171
Loss on disposal of assets	—	4	1	16
Stock-based compensation, net of amount capitalized	9,135	6,247	32,220	22,823
Net accretion of discounts on short-term investments	(457)	(660)	(2,134)	(2,668)
Changes in operating assets and liabilities:
Accounts receivable	3,997	(116)	(2,099)	(1,379)
Deferred contract costs	(3,773)	(3,493)	(15,304)	(13,313)
Prepaid expenses and other assets	(1,292)	(1,076)	373	(680)
Accounts payable	651	334	3,116	1,323
Accrued liabilities	(1,132)	1,666	(941)	4,855
Operating lease liabilities	(1,007)	(948)	(3,970)	(3,714)
Deferred revenue	(637)	1,312	480	4,822
Net cash provided by operating activities	6,674	3,742	14,149	10,221
CASH FLOWS FROM INVESTING ACTIVITIES
Maturities of short-term investments	10,693	18,250	66,438	62,150
Purchases of short-term investments	(10,755)	(20,464)	(53,771)	(66,199)
Purchases of property and equipment	(383)	(178)	(2,185)	(1,691)
Capitalized internal-use software costs	(166)	(629)	(1,600)	(1,999)
Net cash provided by (used in) investing activities	(611)	(3,021)	8,882	(7,739)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on finance leases	(1,775)	(1,864)	(7,060)	(7,530)
Principal payments on line of credit	—	(10,000)	—	(10,000)
Proceeds from stock option exercises	1,177	1,513	1,727	12,866
Payments for taxes related to net share settlement of equity awards	(4,972)	(2,905)	(18,855)	(10,388)
Proceeds from the employee stock purchase plan	—	—	1,997	1,329
Net cash used in financing activities	(5,570)	(13,256)	(22,191)	(13,723)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	493	(12,535)	840	(11,241)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	51,103	63,291	50,756	61,997
CASH AND CASH EQUIVALENTS, END OF PERIOD	$51,596	$50,756	$51,596	$50,756
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$400	$438	$1,523	$1,923
Cash paid during the period for income taxes	$67	$112	$189	$260
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Equipment purchases financed with accounts payable	$28	$52	$28	$52
Finance lease liabilities arising from obtaining finance lease right-of-use assets	$2,148	$1,745	$7,395	$7,183
Operating lease liabilities arising from obtaining operating lease right-of-use assets	—	—	$149	$154
Unrealized gain (loss) on short-term investments	$(40)	$66	$(21)	$31
Stock-based compensation included in capitalized software development costs	$34	$—	$34	$—

WEAVE COMMUNICATIONS, INC
DISAGGREGATED REVENUE AND COST OF REVENUE
(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Subscription and payment processing:
Revenue	$52,126	$43,726	$196,106	$162,715
Cost of revenue	(11,403)	(10,221)	(43,567)	(38,194)
Gross profit	$40,723	$33,505	$152,539	$124,521
Gross margin	78.1%	76.6%	77.8%	76.5%

Onboarding:
Revenue	$799	$824	$3,547	$3,232
Cost of revenue	(1,923)	(2,022)	(7,793)	(8,710)
Gross profit	$(1,124)	$(1,198)	$(4,246)	$(5,478)
Gross margin	(140.7)%	(145.4)%	(119.7)%	(169.5)%

Hardware:
Revenue	$1,244	$1,142	$4,661	$4,521
Cost of revenue	(1,799)	(1,868)	(7,072)	(7,473)
Gross profit	$(555)	$(726)	$(2,411)	$(2,952)
Gross margin	(44.6)%	(63.6)%	(51.7)%	(65.3)%

WEAVE COMMUNICATIONS, INC
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below.

Non-GAAP gross profit
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Gross profit	$39,044	$31,581	$145,882	$116,091
Stock-based compensation add back	294	249	1,014	971
Non-GAAP gross profit	$39,338	$31,830	$146,896	$117,062
GAAP gross margin	72.1%	69.1%	71.4%	68.1%
Non-GAAP gross margin	72.6%	69.7%	71.9%	68.7%

Non-GAAP operating expenses
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Sales and marketing	$21,934	$18,291	$84,612	$70,765
Stock-based compensation excluded	(1,977)	(776)	(6,582)	(4,233)
Non-GAAP sales and marketing	$19,957	$17,515	$78,030	$66,532

Research and development	$10,760	$9,133	$40,231	$34,040
Stock-based compensation excluded	(2,450)	(1,863)	(8,374)	(5,590)
Non-GAAP research and development	$8,310	$7,270	$31,857	$28,450

General and administrative	$13,723	$12,150	$52,452	$45,652
Stock-based compensation excluded	(4,414)	(3,359)	(16,250)	(12,029)
Non-GAAP general and administrative	$9,309	$8,791	$36,202	$33,623

Non-GAAP income (loss) from operations
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Loss from operations	$(7,373)	$(7,993)	$(31,413)	$(34,366)
Stock-based compensation add back	9,135	6,247	32,220	22,823
Non-GAAP income (loss) from operations	$1,762	$(1,746)	$807	$(11,543)
GAAP loss from operations margin	(13.6)%	(17.5)%	(15.4)%	(20.2)%
Non-GAAP income (loss) from operations margin	3.3%	(3.8)%	0.4%	(6.8)%

Non-GAAP net income (loss)
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(6,711)	$(7,039)	$(28,346)	$(31,031)
Stock-based compensation add back	9,135	6,247	32,220	22,823
Non-GAAP net income (loss)	$2,424	$(792)	$3,874	$(8,208)
GAAP net loss margin	(12.4)%	(15.4)%	(13.9)%	(18.2)%
Non-GAAP net income (loss) margin	4.5%	(1.7)%	1.9%	(4.8)%

GAAP net loss per share - basic and diluted	$(0.09)	$(0.10)	$(0.40)	$(0.46)
GAAP weighted-average common shares outstanding - basic and diluted	72,858,040	69,715,329	71,656,892	67,694,978

Non-GAAP net income (loss) per share - basic	$0.03	$(0.01)	$0.05	$(0.12)
Non-GAAP weighted-average common shares outstanding - basic	72,858,040	69,715,329	71,656,892	67,694,978

Non-GAAP net income (loss) per share - diluted	$0.03	$(0.01)	$0.05	$(0.12)
Non-GAAP weighted-average common shares outstanding - diluted	76,863,082	69,715,329	75,558,697	67,694,978

Free Cash Flow
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$6,674	$3,742	$14,149	$10,221
Less: Purchases of property and equipment	(383)	(178)	(2,185)	(1,691)
Less: Capitalized internal-use software costs	(166)	(629)	(1,600)	(1,999)
Free cash flow	$6,125	$2,935	$10,364	$6,531

Adjusted EBITDA
	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(6,711)	$(7,039)	$(28,346)	$(31,031)
Interest expense	400	438	1,523	1,923
Provision for income taxes	67	112	189	260
Interest income	(479)	(639)	(1,851)	(2,196)
Other income/expense, net	(650)	(865)	(2,928)	(3,322)
Depreciation	487	625	2,189	2,441
Amortization	393	332	1,542	1,256
Stock-based compensation	9,135	6,247	32,220	22,823
Adjusted EBITDA	$2,642	$(789)	$4,538	$(7,846)